THE BANK OF
NEW YORK
NEW YORK'S FIRST BANK - FOUNDED 1784 BY
ALEXANDER HAMILTON

101 BARCLAY STREET, NEW YORK, N.Y.
10286


July 14, 2005

U.S. Securities & Exchange
Commission
450 Fifth Street, N.W.
Washington, D.C.  20549
Attn:  Document Control

Re:  Depositary Shares Evidenced by
American Depositary Receipts for
Ordinary Shares of ChemGenex
Pharmaceuticals Ltd   (File No. 333-
101016)


Gentlemen:

Pursuant to Rule 424(b)(3) under the
Securities Act of 1933, as amended, on
behalf of The Bank of New York, as
depositary for which American
Depositary Receipts representing
securities of the above-referenced
company, we are attaching a copy of a
revised prospectus (Exhibit A to the
Deposit Agreement) reflecting that "the
Company is subject to the periodic
reporting requirements of the Securities
Exchange Act of 1934 and, accordingly,
files certain reports with the Securities and Exchange Commission. Such reports will be available for inspection and copying by Owners and Beneficial
Owners at the public reference facilities maintained by the Commission located at 450 Fifth Street, N.W., Washington,
D.C. 20549."

As required by Rule 424(e), the upper
right hand corner of the prospectus
cover has a reference to Rule 424(b)(3)
and the file number of the Form F-6
registration statement to which the
prospectus relates.

Pursuant to Section III B of the General
Instructions to the Form F-6
Registration Statement, the Prospectus
consists of the ADR certificate.

Please contact me with any questions or
comments on 212-815-8365.


______________________
    Vinu Kurian
    Assistant Vice President


Attachment



THE BANK OF NEW YORK


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